Exhibit 10.2

Loan Agreement

Creditor KPM investment (hereinafter “A”) and Debtor Emmaus Life Sciences Inc. USA (hereinafter “B”). The Loan Agreement (hereinafter “formal contract) is concluded as follows.

[Preamble]

1. This contract is for the purpose of “A” borrowing money from “B”, borrowing it and repaying it, and the “joint sureties” assuring obligation of “B”.

2. The parties hereby agree as follows.

Article 1 [Loan money of A]

A lends USD 3,500,000 to B on the date of this contract, and B borrows it.

Article 2 [Maturity date]

The maturity date under this Agreement is January 3, 2018. However, if A and B agree and A approves, the maturity date may be extended.

Article 3 [Interest]

1. A’s interest on the loan shall be 5% per annum and shall be repaid on maturity date.

2. B cannot claim deduction or reduction of all or part of the interest amount for any reason.

Article 4 [Collateral offer]

1. B will provide A as collateral for 6,643,559 shares in Telcon’s registered common stock and 4,248,720 shares in KPM tech’s registered common stock. However, the same collateral confirms that the collateral is provided to Telcon as a security before A is provided as collateral and that the collateral is a back burner.

2. The joint surety Emmaus will provide A with USD 5,000,000 of the bonds to be received from Telcon, Inc., which Emmaus holds, as collateral for B’s debt.

Article 5 [Trigger clause]

1. In the following cases, it is the cause of trigger clause.

① When B is unable to repay the principal at the redemption date of Article 2 without A’s consent

② B or the joint sureties has applied for a provisional seizure, seizure, auction, commencement of composition and commencement of company reorganization procedure to a third party other than A

③ When B or the joint sureties enter into settlement

④ When A reasonably judges that it is impossible to pay the loan

⑤ When A reasonably judges that either the contents of this Agreement or any of the verbal promises between A, B and the joint sureties cannot be executed or are impossible

2. In the occurrence of trigger clause, A may, in a reasonable manner, cover the principal of the loan by selling or entry of a change of a holder all collateral provided by B. Also, in this case, B must actively help A to execute the collateral smoothly.

Article 6 [Change of content]

Changes to the contents of this Agreement may be changed by written agreement of the parties.

Article 7 [Conflict resolution]

If a dispute arises in connection with this Agreement, A and B shall settle by mutual trust. However, if the settlement is not concluded, in case of filing a lawsuit, at a court of competent court of A’s head office, if B raises a lawsuit, it can file a suit at a court of competent court of B’s head office.

In order to confirm and certify the above contract, two contracts shall be prepared and signed by A and B, and one contract shall be kept for each one.

[Sign or seal is on the next page]

October   , 2017

Creditor (A)

Company name: KPM investment

Address: 122, Sandan-ro 163beon-gil, Danwon-gu, Ansan-si, Gyeonggi-do, Republic of Korea

Representative Director: Chung Kyun Lee            (Sealed)

Debtor (B)

Emmaus Life Sciences Inc. USA

Address: 21259 Hawthorne Blvd. Suite 800 Torrance, CA 90503

CEO: Dr. Yutaka Niihara                         (Sealed)